UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2015

INDOOR HARVEST CORP.
(Exact name of registrant as specified in its charter)

Texas	333-194326	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 East Freeway Suite A Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

713-410-7903
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 14, 2015, we entered into an Executive Employment Agreement with John Choo.

The Agreement provides Mr. Choo will be compensated as follows:

(a) Base Salary

(i) Salary. Executive shall receive an annual base salary in the amount of $60,000 ("Base Salary").

(ii) Equity. Executive, or an entity controlled by the executive such that the executive is deemed the sole beneficial owner under SEC Rule 13d-3, shall receive a total of 355,060 shares of restricted common stock upon execution of this agreement.

(iii) Payment. The Base Salary shall be payable in accordance with the customary payroll practices of the Company, but in no event less frequently than monthly.

(iiii) Adjustments. The Base Salary may be increased, or decreased, from time to time during the term of this Agreement in the sole discretion of the Board of Directors based on the Company's ability to pay.

(b) Incentive Compensation. During the term of employment, the Executive shall be eligible to participate in any equity-based incentive compensation plan or program adopted by the Board of Directors.

The Agreement is filed as an exhibit to this Form 8-K and should be referred to in its entirety for complete information concerning the Agreement.
Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2015, Mr. John Choo was appointed as President of the Corporation and replaced Mr. Chad Sykes as President.  Mr. Sykes will continue in his other duties as Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of the Corporation and his compensation remains unchanged.

On August 14, 2015, Mr. John Choo was appointed as President of the Corporation.

From April to December 2014, Mr. Choo held positions at Tweed Marijuana, Inc., a medical cannabis producer and distributor in Canada, as Architect of Strategic Alliances and Specialized Business Development.

From May 2012 to April 2014, Mr. Choo operated a consultancy as a Chief Strategist providing clients with professional strategy development for pre and post IPO technology companies.

From April 2008 through May 2012, Mr. Choo was a partner and Director of Business Development for Tekinsion, Inc., a technology Company providing products and user experience design for the mobile industry.

From November 2004 through April 2008, Mr. Choo held the position as Sr. Business Analyst for Sitebrand, Inc., an E-Commerce marketing software Company.

In 1997, Mr. Choo received a degree in Law and Administration from Algonquin College in Ottawa Ontario.

Mr. Choo has spent over a decade in the technology space advising pre and post IPO organizations on strategy architecture and execution. He has led early stage groups into international technology IP licensing, product and services architecture, acquisitions and valuation building for investment activities.

As a member of the board, Mr. John Choo contributes the benefits of his executive leadership and management experience in developing corporate strategy, assessing emerging industry trends, and business operations.  His contributions and deep understanding of all aspects of our business, products and markets will provide substantial experience to fuel our corporate growth.

Exhibits

10.1  Executive Employment Agreement with John Choo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

INDOOR HARVEST CORP.

Date: August 14, 2015	By:	/s/ Chad Sykes
Chad Sykes
Chief Executive Officer and Director